As filed with the Securities and Exchange Commission on March 20, 1998
                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                  VALHI, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                        75-2291093
       (State or other jurisdiction           (I.R.S. Employer
           of incorporation or              Identification No.)
              organization)

           Three Lincoln Centre
       5430 LBJ Freeway, Suite 1700
              Dallas, Texas                      75240-2697
          (Address of principal                  (Zip Code)
            executive offices)

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                   VALHI, INC. 1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                              --------------------

                               Andrew Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas   75240-2697
                                 (972) 233-1700
                      (Name, address and telephone number
                   including area code of agent for service)

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                        CALCULATION OF REGISTRATION FEE

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                             Proposed    Proposed
                              maximum     maximum
   Title of        Amount    offering    aggregate
  securities       to be     price per   offering     Amount of
     to be       registered    share       price     registration
  registered        (1)       (2)(3)      (2)(3)       fee (3)
---------------  ----------  ---------  -----------  ------------

Common Stock,
par value $0.01
per share        5,000,000   $9.65625   $48,221,875    $14,225
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(1) Pursuant to Rule 416, additional shares of the registrant's common stock, par value $0.01 per share (the "Common Stock") issuable pursuant to the exercise of awards granted or to be granted under the plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the registration fee is based on (i) 4,620,000 shares of Common Stock reserved for issuance under the plan but not subject to outstanding awards, at a price per share of $9.65625, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange, Inc. on March 18, 1998; and (ii) 380,000 shares of Common Stock reserved for issuance under the plan and subject to awards already granted under the plan at an exercise price of $9.50 per share.
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                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1997;

          (2) the description of the common stock, par value $0.01 per share, of the registrant (the "Common Stock") set forth in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

          (3) all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporate Law (the "DGCL") permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein.

     Section 145 of the DGCL contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys, fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interest, and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation. Notwithstanding the foregoing, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

     The bylaws of the registrant provide for indemnification of its directors, officers, employees or agents to the fullest extent permitted by the DGCL, except that any determination of indemnification shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the registrant.

Item 8.  Exhibits.

     (a)  Exhibits.

     The following documents are filed as a part of this registration statement.

 Exhibit                  Description of Exhibit
---------  -----------------------------------------------------

   4.1 Restated Certificate of Incorporation of registrant (incorporated by reference to Appendix A to the definitive Prospectus/Joint Proxy Statement of The Amalgamated Sugar Company and LLC Corporation, File No. 1-5467, dated February 10, 1987 and filed with the Commission).

   4.2 Bylaws of the registrant, as amended May 6, 1992 (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992, File No. 1-5467, filed with the Commission).

   4.3     Valhi, Inc. 1997 Long-Term Incentive Plan
           (incorporated by reference to Exhibit 10.12 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-5467, filed with the Commission).

   5.1*    Opinion of Andrew Louis, Esq.

  23.1 Consent of Andrew Louis, Esq. (included in his opinion filed as Exhibit 5.1).

  23.2*    Consent of Coopers & Lybrand, L.L.P.

  23.3*    Consent of KPMG Peat Marwick LLP.

  24.1 Power of Attorney (see the initial signature page of this registration statement).

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*    Filed herewith.

Item 9.  Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on March 20, 1998:

                                VALHI, INC.




                                By:  /s/ Steven L. Watson
                                     ---------------------------
                                    Steven L. Watson
                                    Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Steven L. Watson, J. Mark Hollingsworth and Antony Andrew R. Louis, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                   Title               Date
--------------------------  ---------------------  --------------




/s/ Harold C. Simmons       Chairman of the        March 20, 1998
--------------------------  Board, President and
Harold C. Simmons           Chief Executive
                            Officer (Principal
                            Executive Officer)





/s/ Glenn R. Simmons        Vice Chairman of the   March 20, 1998
--------------------------  Board
Glenn R. Simmons




/s/ Bobby D. O'Brien        Vice President and     March 20, 1998
--------------------------  Treasurer (Principal
Bobby D. O'Brien            Financial Officer)




/s/ Gregory M. Swalwell     Controller (Principal  March 20, 1998
--------------------------  Accounting Officer)
Gregory M. Swalwell




/s/ Norman S. Edelcup       Director               March 20, 1998
--------------------------
Norman S. Edelcup





/s/ Kenneth R. Ferris       Director               March 5, 1998
--------------------------
Kenneth R. Ferris




/s/ J. Walter Tucker, Jr.   Director               March 5, 1998
--------------------------
J. Walter Tucker, Jr.


                               INDEX TO EXHIBITS

 Exhibit                  Description of Exhibit
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   4.1 Restated Certificate of Incorporation of registrant (incorporated by reference to Appendix A to the definitive Prospectus/Joint Proxy Statement of The Amalgamated Sugar Company and LLC Corporation, File No. 1-5467, dated February 10, 1987 and filed with the Commission).

   4.2 Bylaws of the registrant, as amended May 6, 1992 (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992, File No. 1-5467, filed with the Commission).

   4.3     Valhi, Inc. 1997 Long-Term Incentive Plan
           (incorporated by reference to Exhibit 10.12 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-5467, filed with the Commission).

   5.1*    Opinion of Andrew Louis, Esq.

  23.1 Consent of Andrew Louis, Esq. (included in his opinion filed as Exhibit 5.1).

  23.2*    Consent of Coopers & Lybrand, L.L.P.

  23.3*    Consent of KPMG Peat Marwick LLP.

  24.1 Power of Attorney (see the initial signature page of this registration statement).

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*    Filed herewith.